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                                                                   EXHIBIT 10.45


                           Triton PCS Holdings, Inc.
                         1999 Stock and Incentive Plan
           (adopted May 26, 1999, to be effective as of May 1, 1999)

     1.   PURPOSE

     The purpose of this Triton PCS Holdings, Inc. 1999 Stock and Incentive Plan (as may be amended from time to time, the "Plan") is to provide a means through which Triton PCS Holdings, Inc., a Delaware corporation ("Triton"), and its subsidiaries (collectively, the "Company") may attract able individuals to enter the employ of the Company or become Independent Directors (as hereinafter defined) of Triton and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, may acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ or as Independent Directors. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. So that the maximum incentive can be provided, the Plan provides for granting Incentive Stock Options, Non-Qualified Options and Restricted Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular individual.

     2.   DEFINITIONS

     The following definitions shall be applicable throughout the Plan:

     (a) "Award" means, individually or collectively, any Option or Restricted Stock Award.

     (b)  "Board" means the Board of Directors of Triton.

     (c) "Change of Control" means any transaction or event, or series of transactions or events, whether voluntary or involuntary, that results in, or as a consequence of which, any of the following events shall occur: (A) any Person (as defined in Triton's Stockholders' Agreement) that was not an owner of shares of capital stock of Triton on the date of execution of the Stockholders' Agreement shall acquire, directly or indirectly, Beneficial Ownership (as defined in Rule 13d-3 of the 1934 Act) of more than 50% of the voting stock of Triton except in connection with any initial public offering of Triton's equity securities, (B) any sale of all or substantially all of the assets of Triton, or
(C) a proxy contest for the election of directors of Triton results in the individuals constituting the Board immediately prior

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to the initiation of such proxy contest ceasing to constitute a majority of the
Board upon the conclusion of such proxy contest.

     (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any rules or regulations promulgated under such section.

     (e) "Committee" means the Compensation Committee of the Board or, if no such committee shall exist, any members of the Board who are selected by the Board to constitute the Committee.

     (f)  "Common Shares" means the issued and outstanding shares of Common
Stock.

     (g) "Common Stock" means the Common Stock, par value $0.01 per share, of Triton.

     (h)  "Company" has the meaning set forth in Section 1.

     (i) "Employee" means any individual in an employment relationship with the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company.

     (j) "Fair Market Value" means the market price of the Common Shares, determined by the Committee as follows:

          (i) If the Common Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the closing bid price quoted by the NASDAQ system for such date;

          (ii) If the Common Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the NASDAQ system for such date;

          (iii) If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

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          (iv)  If none of the foregoing provisions is applicable, then the Fair
                Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on prices reported in the Eastern Edition of the Wall Street Journal. Such determination shall be conclusive and binding on all Persons.

     (k)  "Forfeiture Restrictions" has the meaning set forth in Section 8(b).

     (l) "Grant Document" means any Option Agreement or Restricted Stock Agreement.

     (m) "Holder" means an Employee or Independent Director who has been granted an Option or a Restricted Stock Award.

     (n) "Incentive Stock Option" means an incentive stock option within the meaning of section 422(b) of the Code.

     (o) "Independent Director" means an individual elected to the Board by the stockholders of Triton in accordance with Section 3.1(a)(ii) of Triton's Stockholders' Agreement.

     (p) "Immediate Family" means, with respect to a Holder, the Holder's spouse, children or grandchildren (including adopted children, stepchildren and grandchildren).

     (q) "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereby.

     (r) "Non-Qualified Option" means an Option that is not an Incentive Stock Option.

     (s) "Option" means an Award under Section 7 and includes both Non-Qualified Options and Incentive Stock Options to purchase Common Stock.

     (t) "Option Agreement" means a written agreement between Triton and a Holder with respect to an Option.

     (u)  "Plan" has the meaning set forth in Section 1.

     (v) "Restricted Stock Agreement" means a written agreement between Triton and a Holder with respect to a Restricted Stock Award.

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     (w)  "Restricted Stock Award" means an Award granted under Section 8.

     (x)  "Restriction Period" has the meaning set forth in Section 8(a).

     (y) "Rule 16b-3" means Securities and Exchange Commission Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or similar function.

     (z)  "Triton" has the meaning set froth in Section 1.

     (aa "Triton's Stockholders' Agreement" means the Stockholders' Agreement dated as of February 4, 1998 between Triton and its stockholders, as the same may be amended, modified or supplemented from time to time.

     3.   EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall become effective as of May 1, 1999, following adoption by the Board, provided the Plan is approved by the stockholders of Triton within twelve months thereafter. Notwithstanding any provision in the Plan or in any Grant Document under the Plan, no Option shall be exercisable and no Award shall vest prior to such stockholder approval. No further Awards may be granted under the Plan after ten years after the date the Plan becomes effective. The Plan shall remain in effect (at least for the purpose of governing outstanding Awards) until the last to occur of the following: all Option Awards granted under the Plan have been exercised or expired by reason of lapse of time, all restrictions imposed upon Restricted Stock Awards have been eliminated or the Restricted Stock Awards have been forfeited.

     4.   ADMINISTRATION

     (a) Composition of Committee. The Plan shall be administered by the Committee. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee.

     (b)  Powers.   Except as may be otherwise provided in the resolution
creating such Committee, and subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which Employees or Independent

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Directors shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option or Non-Qualified Option shall be granted and the number of shares to be subject to each Option and Restricted Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Employees or Independent Directors, their present and potential contribution to the Company's success, and such other factors as the Committee shall deem relevant. Notwithstanding the foregoing, any member of the Committee that is an Independent Director shall abstain from making any determinations set forth above with respect to Awards to such Independent Director.

     (c) Additional Powers. Except as may be otherwise provided in the resolution creating such Committee, the Committee shall have such additional powers as are delegated to it by the other provisions of the Plan or as may from time to time be delegated to such Committee by the Board, including the power to construe the Plan and the respective Grant Documents thereunder, to prescribe rules and regulations relating to the Plan and to determine the terms, restrictions, and provisions of the Grant Document for each Award, including such terms, restrictions, and provisions. The Committee shall designate Options to qualify as Incentive Stock Options, ensure that the grants of Awards are exempt under Rule 16b-3 if applicable, and make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Grant Document relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The Committee may delegate to officers of the Company the responsibility of performing ministerial acts in furtherance of the Plan's purposes. The determinations of the Committee on the matters referred to in this Section 4 shall be conclusive.

     5.   GRANT OF OPTIONS AND RESTRICTED STOCK AWARDS SUBJECT TO THE PLAN

      The Committee may from time to time grant Awards to one or more Employees or Independent Directors determined by it to be eligible for participation in the Plan in accordance with the provisions of Section 6. Subject to adjustment as provided in Section 9, the aggregate number of Common Shares that may be issued under the Plan shall not exceed 55,447.37. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, the rights of its Holder terminate, an Award is paid in cash or is settled in a manner such that all or some of the Common Shares covered by the Award are not issued to the Holder, any Common Shares subject to such Award shall again be available for the grant of an Award.

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     6.   ELIGIBILITY

     Awards may be granted only to individuals who, at the time of grant, are Employees or Independent Directors; provided, however, that Awards of Incentive Stock Options may be granted only to individuals who, at the time of such grant,
are Employees.   Awards may not be granted to any individual who immediately after such grant would become an owner, directly or indirectly, of more than 10% of the total combined voting power of all classes of stock of Triton. An Award may be granted on more than one occasion to the same individual, and such Award may include an Incentive Stock Option, Non-Qualified Option, Restricted Stock Award, or any combination thereof.

     7.   STOCK OPTIONS

     (a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant but shall not exceed ten years.

     (b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

     (c) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify as an Incentive Stock Option under section 422 of the Code. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of Common Shares (plus cash if necessary) having a Fair Market Value equal to such option price. Each Option Agreement shall provide that the Option may not be exercised earlier than six months from the date of grant and shall specify the effect of termination of employment on the exercisability of the Option. Such Option Agreement may also include, without limitation, provisions relating to
(i) subject to the provisions hereof permitting accelerated vesting on a Change of Control, vesting of Awards, (ii) tax matters (including provisions covering any applicable employee wage withholding requirements and requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control payment resulting from the operation of the Plan or of such Option Agreement), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

     (d) Option Price and Payment. The price at which a Common Share may be purchased upon exercise of an Option shall be determined by the Committee. The Option or portion thereof may be exercised by delivery of an irrevocable notice of

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exercise to Triton. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

     (e) Stockholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a stockholder only with respect to such Common Shares that have been purchased under the Option, for which certificates for Common Shares that have been registered in the Holder's name, and as to which the Option Agreement for the respective Option requires no further restrictions.

     (f) Special Limitations on Incentive Stock Options. With respect to Incentive Stock Options, (i) an Option may be granted only to an individual who is an Employee at the time the Option is granted, (ii) the exercise price of any such Option may not be less than the Fair Market Value of a Common Share at the date such Option is granted, (iii) the value of Common Shares for which such Options are exercisable for the first time in any one calendar year cannot exceed $100,000 based on the Fair Market Value of the Common Shares at the date of grant according to section 422(d)(1) of the Code (or such other individual limit as may be in effect under the Code on the date of grant), and (iv) no such Option shall not be transferable or assignable otherwise than by will or the laws of descent and distribution.

     (g) Reload Options. The Committee (concurrently with the grant of an Option or subsequent to such grant) may, in its sole discretion, provide in an Option Agreement respecting an Option that, if the Holder pays the costs associated with exercising such Option in Common Shares, upon the date of such payment a new Option shall be granted under this Plan or under another available plan. The number of Common Shares subject to such new Option shall be equal to the number of Common Shares tendered in payment. The new option shall not be exercisable after the original term of the exercised Option.

     8.   RESTRICTED STOCK AWARDS

     (a) Restriction Period. In general, the period of time during which a Restricted Stock Award is subject to restrictions (the "Restriction Period") will be five years from the date of grant, and, in any such event, the Restricted Stock Award will vest during the Restriction Period according to the following schedule: 20% on the first anniversary of the grant, 20% on the second anniversary of the grant, 20% on the third anniversary of the grant, 20% on the fourth anniversary of the grant, and 20% on the fifth anniversary of the grant. Notwithstanding the foregoing, the Committee may establish another Restriction Period or other method of vesting applicable to any such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Once established, the Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8(c) or Section 9.

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     (b)  Forfeiture Restrictions to be Established by the Committee. Common
Shares that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to Triton under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and, without limiting the generality of the foregoing, the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee; (ii) the Holder's continued employment with the Company or continued service as an Independent Director for a specified period of time;
(iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any subsidiary, division, or department thereof by or in which the Holder is employed during the performance period. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

     (c) Other Terms and Conditions. Common Shares awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends during the Restriction Period, to vote the Common Shares subject thereto, and to enjoy all other stockholder rights, except that
(i) the Holder shall not be entitled to delivery of the stock certificate(s) until the Restriction Period shall have expired, (ii) Triton shall retain custody of the stock certificate (s)during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Independent Director (by retirement, disability, death, or otherwise) or a Holder prior to expiration of the Restriction Period. Such additional terms, conditions, or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to (i) subject to the provisions hereof permitting accelerated vesting on a Change of Control, vesting of Awards, (ii) tax matters (including provisions (x) covering any applicable employee wage withholding requirement, (y) prohibiting an election by the Holder under section 83(b) of the Code and (z) requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control

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payment resulting from the operation of the Plan or of such Restricted Stock
Agreement), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

     (d) Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law or the Committee.

     (e) Agreements. At the time any Award is made under this Section 8, Triton and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

     9.   ANTI-DILUTION; CHANGE OF CONTROL

     (a)  Anti-Dilution.   Subject to any required action by Triton's
stockholders, upon the occurrence of any event that affects the Common Shares in such a way that an adjustment of outstanding Awards is appropriate in order to prevent the dilution or enlargement of rights under the Awards (including, without limitation, any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Committee shall make appropriate equitable adjustments, which may include, without limitation, adjustments to any or all of the number and kind of shares of stock (or other securities) which may thereafter be issued in connection with such outstanding Awards and adjustments to any exercise price specified in the outstanding Awards and shall also make appropriate equitable adjustments to the number and kind of shares of stock (or other securities) authorized by or to be granted under the Plan. Further, the Committee, in its sole discretion, may make appropriate equitable adjustments, including, without limitation, those described in the immediately preceding sentence, in any other circumstances under which the Committee deems such adjustments to be desirable. Any adjustment made to an Incentive Stock Option hereunder, with respect to either (i) the number or price of Common Shares subject to Incentive Stock Options or (ii) the aggregate number of Common Shares that may be issued pursuant to Incentive Stock Options shall be made in a manner that will permit such Option to continue to constitute an Incentive Stock Option within the meaning of section 422 of the Code.

     (b) Change of Control. In the event of a Change of Control, the Committee, in its discretion, may determine that any, all or none of the outstanding Awards shall immediately vest or become exercisable or satisfiable, as applicable. The Committee,

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in its discretion, may also determine that upon the occurrence of a Change of
Control, any, all or none of the Awards outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and upon any such termination such Holder shall receive, with respect to each Common Share subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such Common Share immediately prior to the occurrence of such Change of Control or (y) the value of the consideration to be received in connection with such Change of Control for one Common Share over (ii) the exercise price per share, if applicable, of Common Stock set forth in such Award. The provisions contained in the preceding sentence shall be inapplicable to an Award granted within six months before the occurrence of a Change of Control if the Holder of such Award is subject to the reporting requirements of
Section 16(a) of the 1934 Act, if applicable. If the consideration offered to stockholders of Triton in any transaction described in this Section consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash. The provisions contained in this Section shall not terminate any rights of the Holder to further payments pursuant to any other agreement with Triton following a Change of Control.

     10.  AMENDMENT AND TERMINATION OF THE PLAN

     The Board may amend the Plan at any time and the Committee may amend any Award (and its related Grant Document) at any time, except as otherwise specifically provided in such Grant Document; provided that no change in any Award theretofore granted may be made that would impair the rights of the Holder of any Award under the Plan without the consent of the Holder, and provided, further, that the Board may not, without approval of the stockholders, amend the Plan (a) to increase the maximum aggregate number of Common Shares that may be issued under the Plan or (b) to change the class of individuals eligible to receive Awards under the Plan. Subject to Section 3, the Board, in its discretion, may terminate the Plan at any time.

     11.  EFFECT OF THE PLAN

     (a) No Right to an Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an Employee or Independent Director any right to an Award except as may be evidenced by a written instrument from Triton reflecting a grant by Triton of an Award and setting forth the terms and conditions thereof. The Plan shall be unfunded.
The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

     (b) No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of

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employment with the Company or interfere in any way with the right of the
Company to terminate his or her employment at any time (subject to the terms of any written employment agreement with Employee) or (ii) confer upon any Independent Director any right with respect to continuation of membership on the Board.

     (c) Other Laws; Withholding. Triton shall not be obligated to issue any Common Shares until there has been compliance with such laws and regulations as Triton may deem applicable. Fractional shares of Common Stock may be awarded. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

     (d) Severability. Any provision of this Plan prohibited by the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

     (e)  No Restriction on Corporate Action.  Except as expressly set forth in
Section 10, Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action that is deemed by the Company to be appropriate or in its best interests, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Independent Director, beneficiary, or other Person shall have any claim against the Company as a result of any such action.

     (f) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Section 7(f)) shall not be transferable or assignable otherwise than (i) by will or the laws of descent and distribution, (ii) with respect to Awards of Non-Qualified Options, if such transfer is permitted in the sole discretion of the Committee, by transfer by a Holder to a member of the Holder's Immediate Family, to a trust solely for the benefit of the Holder and the Holder's Immediate Family, or to a partnership or limited liability company whose only partners or stockholders are the Holder and members of the Holder's Immediate Family, or (iii) with the consent of the Committee.

     (g) Governing Law. This Plan shall be construed in accordance with the laws of the State of Delaware.

                                 [END OF PLAN]

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